UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, on December 23, 2009, RHI Entertainment, Inc.’s (the “Company’s”) indirect subsidiary, RHI Entertainment, LLC (the “Borrower”), entered into a Forbearance Agreement (as amended on January 22, 2010, the “First Lien Forbearance Agreement”) with lenders holding a majority in principal amount of the loans under its $525 million Credit, Security, Guaranty and Pledge Agreement (the “First Lien Credit Agreement”) among the Borrower, RHI Entertainment Holdings II, LLC ( “Holdings”), the guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “First Lien Agent”) and as issuing bank, and with counterparties to the Borrower’s interest rate hedge agreements (the “swaps”). Holdings and the subsidiaries of the Borrower that guarantee the loans under the First Lien Credit Agreement (the “Guarantors”) are also party to the First Lien Forbearance Agreement. Under the First Lien Forbearance Agreement, the lenders and swap counterparties agreed to forbear, for a period of time ending on February 26, 2010 (the “Forbearance Period”), from exercising their rights and remedies as creditors that may exist by virtue of specified defaults which have occurred or may occur (“First Lien Specified Defaults”).
     In addition, as previously reported, on February 12, 2010, the Borrower, Holdings, the Guarantors, lenders holding a majority in principal amount of the loans under the Borrower’s $75 million Credit, Security, Guaranty and Pledge Agreement (the “Second Lien Credit Agreement”), and Wilmington Trust FSB, as successor agent (the “Second Lien Agent”), entered into a separate forbearance agreement (the “Second Lien Forbearance Agreement” and, together with the First Lien Forbearance Agreement, the “Forbearance Agreements”). Under the Second Lien Forbearance Agreement, the lenders agreed to forbear, for the Forbearance Period, from exercising their rights and remedies as creditors that may exist by virtue of specified defaults which have occurred or may occur (“Second Lien Specified Defaults” and, together with the First Lien Specified Defaults, the “Specified Defaults”).
     The Forbearance Period expired under each of the Forbearance Agreements in accordance with its terms on February 26, 2010. On March 5, 2010, the Borrower, Holdings, the Guarantors, lenders holding a majority in principal amount of the loans under the First Lien Credit Agreement, and the First Lien Agent entered into Amendment No. 2 to the First Lien Forbearance Agreement (the “First Lien Amendment”), and the Borrower, Holdings, the Guarantors, lenders holding a majority in principal amount of the loans under the Second Lien Credit Agreement, and the Second Lien Agent entered into Amendment No. 1 to the Second Lien Forbearance Agreement (the “Second Lien Amendment” and, together with the First Lien Amendment, the “Amendments”). The Amendments are each dated as of February 26, 2010 (the date of expiration of the Forbearance Period), although they were each executed only on March 5, 2010, the date on which a majority of the lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement, respectively, provided consent to the Amendments. Among other things, each of the Amendments extends the Forbearance Period to March 31, 2010 and extends the temporary waivers for certain of the Specified Defaults to March 31, 2010. The Forbearance Period and temporary waivers, each as extended, may terminate prior to March 31, 2010 under certain circumstances, including the breach of various covenants set forth in the Forbearance Agreements and Amendments. Each of the Amendments effected the following changes:
•	Reduced the minimum cash balance to $10.0 million;

•	added a requirement for delivery of audited financial statements for the fiscal year ended December 31, 2009;

•	added a requirement for delivery of February 2010 monthly financial statements;

•	added a requirement for delivery of status reports and contractual documentation relating to the production of the Borrower’s 2010 slate;

•	added a requirement for delivery of specified documents relating to restructuring of certain of the Company’s contractual commitments;

•	added a requirement for delivery of copies of notices received from guilds and others; and

•	waived a prior requirement to deliver a specified account control agreement.

     The First Lien Agent and lenders under the First Lien Credit Agreement are entitled to review certain of the information specified above before the Borrower executes final copies of those agreements. In addition, each Amendment added the following as additional Specified Defaults (which have occurred or may occur during the Forbearance Period, as extended):
•	Cross defaults resulting from the failure to make deferred purchase price payments in excess of specified thresholds;

•	Defaults resulting from the failure to pay rent at the Borrower’s headquarters;

•	Defaults resulting from a specified violation of a covenant prohibiting negative pledges;

•	Defaults resulting from a specified violation of a covenant prohibiting the assignment of receivables; and

•	Defaults arising from public admission in SEC filings by the Company of an inability to pay debts when due.
     The aforementioned description of the Forbearance Agreements and Amendments is qualified in its entirety by the full terms and conditions thereof. A copy of the First Lien Forbearance Agreement has been filed with the Securities and Exchange Commission (the “SEC”) on December 24, 2009, as Exhibit 10.1 to the Company’s Current Report on Form 8-K, a copy of Amendment No. 1 to the First Lien Forbearance Agreement has been filed with the SEC on January 2010 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and a copy of the First Lien Amendment has been filed with the SEC as Exhibit 10.1 to this Current Report on 8-K, each of which is incorporated by reference herein. A copy of the Second Lien Forbearance Agreement has been filed with the SEC on February 16, 2010 as Exhibit 10.3 to the Company’s Current Report on Form 8-K, and a copy of the Second Lien Amendment has been filed with the SEC as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.
     The Forbearance Agreements, as amended, are short term arrangements that allow the Borrower to work with the First Lien Agent and lenders under the First Lien Credit Agreement and the Second Lien Agent and lenders under the Second Lien Credit Agreement to develop a longer-term strategy for restructuring its liabilities. If the Borrower is not able to cure all defaults under the First Lien Credit Agreement and the Second Lien Credit Agreement or enter into new forbearance agreements (or amendments to the existing Forbearance Agreements, as amended) by March 31, 2010 (or any earlier date that any Forbearance Agreement may be terminated), then the First Lien Agent and lenders under the First Lien Credit Agreement and swap counterparties, or the Second Lien Agent and the lenders under the Second Lien Credit Agreement, as applicable, may exercise all of their rights and remedies, including acceleration of the loans and foreclosure on collateral, which — if exercised — would likely result in a filing under Chapter 11 of the Bankruptcy Code by the Borrower.
Item 2.06. Material Impairments;
Item 8.01. Other Events
As previously disclosed in Current Reports on Form 8-K filed with the SEC on December 24, 2009 and February 16, 2010, as a result of market conditions during the fourth quarter of 2009, the Company expected that further reductions in (i) the value of the Company’s film library as provided by a third party valuation and (ii) a substantial impairment of the net book value of the Company’s film library in accordance with Company’s internal analysis had occurred during the fourth quarter of 2009 and/or would occur during the first quarter of 2010.
In the Form 8-K filed by the Company on February 16, 2010, we reported that, while our management was still in the process of conducting its analysis of the ultimate revenue of our films, based on work done to date, our preliminary estimate was that impairment charges totaling approximately $200 million to $250 million will be recorded for the year ended December 31, 2009. As stated in that Form 8-K, that range represented a preliminary estimate and remained subject to additional review, including review by the Company’s auditors, and the final amount of the impairment charge could differ materially from the preliminary estimates.

As a result of the Company’s continued analysis of the ultimate revenue of its films based on its work done to date, the Company currently estimates that the amount of the impairment charges for the year ended December 31, 2009 will total approximately $300 million to $350 million. These results are estimates only and the final results remain subject to continuing review, including review by the Company’s auditors, and could differ materially from these estimates.
Item 9.01 Exhibits.

Exhibit
Number	Description

10.1	Amendment No. 2 to the Forbearance Agreement, dated as of February 26, 2010 (executed March 5, 2010), among RHI Entertainment, LLC, its subsidiaries party to the Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party to the Credit Agreement, certain swap counterparties, and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank.

10.2	Amendment No. 1 to the Forbearance Agreement, dated as of February 26, 2010 (executed March 5, 2010), among RHI Entertainment, LLC, its subsidiaries party to the Second Lien Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party thereto and Wilmington Trust FSB, as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010	RHI ENTERTAINMENT, INC. (Registrant)
	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 2 to the Forbearance Agreement, dated as of February 26, 2010 (executed March 5, 2010), among RHI Entertainment, LLC, its subsidiaries party to the Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party to the Credit Agreement, certain swap counterparties, and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank.

10.2	Amendment No. 1 to the Forbearance Agreement, dated as of February 26, 2010 (executed March 5, 2010), among RHI Entertainment, LLC, its subsidiaries party to the Second Lien Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party thereto and Wilmington Trust FSB, as Administrative Agent.